EXHIBIT 1.1


                                  [TSC UITS 1]

                                 TRUST AGREEMENT

                                                             Dated: ______, 2013

     This Trust Agreement among TSC Distributors, LLC, as Depositor, Radiance Asset Management, LLC] as Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For TSC UITS, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After _______, 2013" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of

Units set forth under "Statement of Financial Condition_Number of Units" for the Trust in the Prospectus.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Fee Table" for each Trust in the Prospectus.

    5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Essential Information" for each Trust in the Prospectus.

    6. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Essential Information" for each Trust in the Prospectus.

     7. The term "Record Date" shall mean the "Record Dates" set forth under "Essential Information" for each Trust in the Prospectus.

    8. The Depositor, Evaluator and Supervisor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Fee Table--Annual Operating Expenses--Supervisory, evaluation and administration fees" for each Trust in the Prospectus.

    9. The Trustee's annual compensation as set forth under Section 7.04 shall be [$0.0105] per Unit.

     In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                TSC Distributors, LLC


                                By     /s/
                                  ---------------------------------





                            CORPORATE ACKNOWLEDGMENT


State of New York      }
                       }ss.
County of New York     }

     On the __ day of ________ in the year 2013, before me personally came
Tina Singh, to me known, who, being by me duly sworn, did depose and say that she resides in New York, New York; that she is Chief Executive Officer of TSC Distributors, LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by authority of the limited liability company.


                                   /s/
                                  ---------------------------------

                                  Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

     In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                Radiance Asset Management, LLC


                                By     /s/
                                  ---------------------------------





                            CORPORATE ACKNOWLEDGMENT


State of New York      }
                       }ss.
County of New York     }

     On the __ day of ________ in the year 2013, before me personally came Tina Singh, to me known, who, being by me duly sworn, did depose and say that she resides in New York, New York; that she is Chief Executive Officer of Radiance Asset Management, LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by authority of the limited liability company.


                                   /s/
                                  ---------------------------------

                                  Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

     In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                The Bank of New York Mellon


                                By     /s/
                                  ---------------------------------





                            CORPORATE ACKNOWLEDGMENT


State of New York      }
                       }ss.
County of New York     }

     On the ___ day of ______ in the year 213, before me personally came ___________ to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is a Vice President, of The Bank of New York Mellon, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                   /s/
                                  ---------------------------------

                                  Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                                  [TSC UITS 1]

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" for the Trust in the Prospectus.